EXHIBIT 21.1

Mead Johnson Nutrition Company Subsidiaries as of December 31, 2012

Entity Name	Jurisdiction
Mead Johnson Nutrition Argentina S.A.	Argentina
Mead Johnson Nutrition S.R L.	Argentina
MJN Holdings S.R.L.	Argentina
Mead Johnson Nutrition (Australia) Pty Ltd	Australia
Mead Johnson Nutrition (Belgium) BVBA	Belgium
Apenas Boa Nutrição Indústria de Alimentos Ltda. (Only Good Nutrition Indústria de Alimentos Ltda.)	Brazil
Mead Johnson do Brasil Comércio e Importação de Produtos de Nutrição Ltda.	Brazil
Mead Johnson Nutrition (Canada) Co.	Canada
Mead Johnson Nutritionals (China) Limited	China
Mead Johnson Pediatric Nutrition Institute (China) Ltd.	China
Mead Johnson Pediatric Nutrition Technology (Guanghzou) Ltd.	China
Mead Johnson Nutrition (Colombia) Ltda.	Colombia
Mead Johnson Nutrition (Ecuador) Cia. Ltda.	Ecuador
Mead Johnson Nutrition (France) S.A.S.	France
MJN Holdings (Gibraltar) Limited	Gibraltar
Mead Johnson Nutrition (Hong Kong) Limited	Hong Kong
Mead Johnson Nutrition (India) Private Limited	India
PT Mead Johnson Indonesia	Indonesia
Mead Johnson Nutrition (Italia) S.r.l.	Italy
Mead Johnson Nutrition (Malaysia) Sdn. Bhd.	Malaysia
Manufactura MJN, S. de R.L. de C.V.	Mexico
Mead Johnson Nutricionales de Mexico, S. de R.L. de C.V.	Mexico
Servicios Nutricionales Mead Johnson, S. de R.L. de C.V.	Mexico
GMK Holdings B.V.	Netherlands
Mead Johnson B.V.	Netherlands
Mead Johnson Nutrition Americas B.V.	Netherlands
Mead Johnson One C.V.	Netherlands
Mead Johnson Two C.V.	Netherlands
Mead Johnson Three C.V.	Netherlands
MJN Global Holdings B.V.	Netherlands
MJN Holdings (Asia) B.V.	Netherlands
MJN Holdings (Netherlands) B.V.	Netherlands
MJN Holdings International B.V.	Netherlands
Mead Johnson Nutrition (Peru) S.r.l.	Peru
2309 Realty Corporation	Philippines
Mead Johnson Nutrition (Philippines), Inc.	Philippines
Sphinx Holdings Company, Inc.	Philippines
Mead Johnson Nutrition (Poland) Sp. z o.o.	Poland
Mead Johnson Nutrition (Portugal) - Nutrição Infantil, Sociedade Unipessoal, Lda.	Portugal
Limited Liability Company "Mead Johnson Nutrition"	Russia

Mead Johnson Nutrition (Asia Pacific) Pte. Ltd.	Singapore
Mead Johnson Nutrition (Singapore) Pte. Ltd.	Singapore
Mead Johnson Nutrition Holdings (Singapore) Pte. Ltd.	Singapore
Mead Johnson Nutrition International Holdings Pte. Ltd.	Singapore
Mead Johnson Nutrition (Spain), S.L.	Spain
Mead Johnson Nutrition (Sweden) AB	Sweden
Mead Johnson Nutrition (Taiwan) Ltd.	Taiwan
Mead Johnson Nutrition (Thailand) Ltd.	Thailand
Mead Johnson Nutrition (UK) Ltd	United Kingdom
Blisa, L.L.C.	Delaware, U.S.A.
Mead Johnson & Company, LLC	Delaware, U.S.A.
Mead Johnson Nutrition (Dominicana) S.A.	Delaware, U.S.A.
Mead Johnson Nutrition (Puerto Rico) Inc.	Delaware, U.S.A.
Mead Johnson Nutrition (Venezuela) LLC	Delaware, U.S.A.
Mead Johnson Nutrition Nominees LLC	Delaware, U.S.A.
MJN Asia Pacific Holdings, LLC	Delaware, U.S.A.
MJN U.S. Holdings LLC	Delaware, U.S.A.
Mead Johnson Nutrition Venezuela, S.C.A.	Venezuela
Mead Johnson Nutrition (Vietnam) Company Limited	Vietnam